SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

500 John Ringling Boulevard, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 388-2880

________________________________________________
(Former name or former address, if changed since last report)

ITEM 2.       ACQUISITION OF ASSETS

       On November 28, 2003, SkyLynx Communications, Inc. (the "Company") entered into a definitive Common Stock Purchase Agreement with Gustavo A. Yepes (the "Purchase Agreement") pursuant to which Yepes agreed to transfer and convey to the Company shares representing an aggregate of 75% of the issued and outstanding shares of common stock of DirectCom, S.A., a Costa Rican corporation.

        Subsequent to entering into the Purchase Agreement, DirectCom, S.A. undertook a reorganization under the terms of a Joint Venture Agreement (the "Joint Venture Agreement") between Yepes, IdNet, S.A., a Costa Rican corporation, and Inversiones Sinalco, S.A., also a Costa Rican corporation. Under the Joint Venture Agreement, DirectCom, S.A. reorganized and changed its name to SkyLynx Communications de Costa Rica, S.A. ("SkyLynx Costa Rica") in contemplation of the consummation of the Purchase Agreement pursuant to which the Company would acquire 75% of the issued and outstanding shares of common stock of SkyLynx Costa Rica.

        Effective April 30, 2004, the reorganization of SkyLynx Costa Rica was completed and Yepes transferred to the Company shares representing 75% of the issued and outstanding shares of common stock of SkyLynx Costa Rica, thus consummating the Purchase Agreement. In connection therewith, the Company issued to Yepes, in escrow, an aggregate of 300,000 shares of the Company's common stock in consideration of the shares of SkyLynx Costa Rica.

        SkyLynx Costa Rica is the legal entity formed to implement the provisions of the Joint Venture Agreement under which the Company acquired 75% of the outstanding shares, IdNet acquired 20% of the outstanding shares and Inversiones Sinalco acquired 5% of the outstanding shares of SkyLynx Costa Rica.

        Under the terms of the Joint Venture Agreement, SkyLynx Costa Rica has been constructing and deploying a wireless communications network in Costa Rica. As of the date of this Report, the first backbone of the network has been completed and is ready to be commercially deployed.

        Subsequent to executing the Purchase Agreement, Mr. Yepes was appointed Vice President, Latin American Operations, of the Company and has been serving as President of SkyLynx Costa Rica. He is responsible for implementing the Company's Costa Rican deployment and network operations.
ITEM 7:	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(a)	Financial Statements

Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

(c)	Exhibits
	Item	Title
	1.0	Common Stock Purchase Agreement with Gustavo Yepes
	2.0	Joint Venture Agreement
	3.0	Escrow Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SKYLYNX COMMUNICATIONS, INC.,
Date: May 14, 2004	By: /s/ Gary L. Brown Gary L. Brown, President